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                                                                     EXHIBIT 1


                        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Compaq Computer Corporation of our report dated May 8, 1997, with respect to the financial statements and schedules of Tandem Computers Incorporated 401 (k) Investment Plan (the "Plan") included in the Plan's Annual Report (Form 11-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Ernst & Young LLP





San Jose, California
December 24, 1997